Exhibit 99.1

Boundless Bio Reports Third Quarter 2025

Financial Results and Business Highlights

Enrollment ongoing in BBI-355 / BBI-825 combination arm of the POTENTIATE trial

Investigational new drug submission for BBI-940 on track, with a first-in-human clinical trial expected to initiate in the first half of 2026

$118 million in cash supports operations into first half of 2028, through expected proof-of-concept clinical readouts for both programs

SAN DIEGO, November 5, 2025 – Boundless Bio (Nasdaq: BOLD), a clinical-stage oncology company interrogating extrachromosomal DNA (ecDNA) biology to deliver transformative therapies to patients with previously intractable oncogene amplified cancers, today announced financial results and business highlights for the fiscal quarter ended September 30, 2025.

“We are advancing a pipeline rooted in tumor-enabling ecDNA biology to bring forward innovative therapies for patients with oncogene-amplified cancers,” said Zachary Hornby, President and Chief Executive Officer of Boundless Bio. “Enrollment is underway in the BBI-355/BBI-825 combination arm of the POTENTIATE trial, and we are excited to advance BBI-940, our novel, orally bioavailable Kinesin degrader into the clinic in the first half of 2026, as we work to deliver a meaningful impact for both patients and shareholders.”

Research and Development Highlights and Upcoming Milestones

POTENTIATE clinical trial of BBI-355 and BBI-825

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The combination arm of the Phase 1/2 POTENTIATE trial evaluating BBI-355 and BBI-825 in oncogene-amplified cancers is actively enrolling. The Company expects to deliver initial proof-of-concept clinical data within its existing cash runway timeline.

BBI-940 novel Kinesin program targeting ecDNA segregation and inheritance

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The Company expects to submit an investigational new drug (IND) application for BBI-940 and initiate a first-in-human Phase 1 clinical trial in the first half of 2026.
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Initial proof-of-concept clinical data are expected within the Company’s existing cash runway timeline.

Third Quarter 2025 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments totaled $117.6 million as of September 30, 2025.

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Research and Development (R&D) Expenses: R&D expenses were $10.7 million for the third quarter of 2025, compared to $14.1 million for the same period in 2024.
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General and Administrative (G&A) Expenses: G&A expenses were $4.5 million for the third quarter of 2025, compared to $4.6 million for the same period in 2024.
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Net Loss: Net loss totaled $13.9 million for the third quarter of 2025, compared to $16.5 for the same period in 2024.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics that addresses the significant unmet need in patients with oncogene amplified tumors. Boundless Bio’s research focuses on extrachromosomal DNA (ecDNA), a root cause of oncogene amplification, observed in 14% to 17% of cancer patients. Boundless Bio is developing the first ecDNA-directed therapeutic candidates (ecDTx), BBI-355, an oral, selective inhibitor of checkpoint kinase 1 (CHK1), and BBI-825, an oral, selective inhibitor of ribonucleotide reductase (RNR). These compounds are being evaluated in combination in patients with oncogene amplified cancers in the Company’s Phase 1/2 POTENTIATE clinical trial. Boundless Bio is conducting IND-enabling studies of another ecDTx, BBI-940, a potentially first-in-class, orally bioavailable, selective Kinesin degrader. Boundless Bio is headquartered in San Diego, CA.

For more information, visit www.boundlessbio.com and follow us on LinkedIn and X.

Forward-Looking Statements

Boundless Bio (the Company) cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” “target,” or “will” or the negative of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding: the Company’s expected cash runway and the sufficiency thereof to fund operations through anticipated proof-of-concept clinical data readouts for each of its therapeutic programs; the timing of expected data readouts; submission of an IND application to the U.S. Food and Drug Administration (FDA) for and initiation of a Phase 1 clinical trial of BBI-940, and the timing thereof; the potential safety and therapeutic benefits of the Company’s ecDTx in treating patients with oncogene amplified cancers, including whether the combination of BBI-355 and BBI-825 will provide therapeutic benefit without overlapping toxicity; and the Company’s potential to deliver a meaningful impact for patients and shareholders. The Company’s actual results and performance may differ materially from those expressed or implied in any forward-looking statement due to substantial known and unknown risks and uncertainties, including, without limitation: the Company is early in its development efforts and its approach to discover and develop ecDTx to treat oncogene amplified cancers is novel and unproven; clinical and preclinical development of therapeutics involves a lengthy and expensive process with inherently uncertain timelines and outcomes; the Company’s ecDTx may not achieve favorable results in ongoing or future clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; potential delays in the commencement, enrollment, data readouts or completion of clinical trials or preclinical studies or submission of an IND; the

Company’s dependence on third parties in connection with clinical trials, preclinical studies, and manufacturing; unfavorable results from clinical trials or preclinical studies; the Company may expend its limited resources to pursue a particular ecDTx or combination therapy and fail to capitalize on ecDTx with greater development or commercial potential; unexpected adverse side effects or inadequate efficacy of the Company’s ecDTx that may limit their development, regulatory approval, and/or commercialization; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; regulatory and healthcare reform developments in the United States and foreign countries; disruptions in the FDA’s ability to perform routine activities or function in the normal course; the Company may use its capital resources sooner than it expects and be unable to obtain necessary additional funding when needed, on acceptable terms, or at all; the Company’s ability to obtain, maintain, defend, and enforce patent or other intellectual property protection for its ecDTx and technology; the potential for third-party claims of intellectual property infringement, misappropriation, or other violations against the Company; macroeconomic and geopolitical events and conditions, including international trade policies and tariffs; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2024, the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

James Lee, Boundless Bio, Inc.

jlee@boundlessbio.com

Renee Leck, THRUST Strategic Communications
renee@thrustsc.com

Media Contact:

Carly Scaduto

carly@carlyscadutoconsulting.com

BOUNDLESS BIO, INC.
Unaudited Financial Information

Condensed Statements of Operations Data:	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Operating expenses:
Research and development	$10,673	$14,089	$35,028	$41,953
General and administrative	4,475	4,626	14,522	13,036
Total operating expenses	15,148	18,715	49,550	54,989
Loss from operations	(15,148)	(18,715)	(49,550)	(54,989)
Other income, net:
Interest income	1,269	2,174	4,240	5,977
Other income/ (expense), net	—	32	(2)	97
Total other income, net	1,269	2,206	4,238	6,074
Net loss	$(13,879)	$(16,509)	$(45,312)	$(48,915)
Net loss per share, basic and diluted	$(0.62)	$(0.74)	$(2.03)	$(3.22)
Weighted-average shares used in calculation	22,386	22,254	22,347	15,204

Condensed Balance Sheet Data:			September 30,	December 31,
(In thousands)			2025	2024
Cash, cash equivalents, and short-term investments			$117,570	$152,114
Total assets			$168,721	$206,409
Total liabilities			$58,552	$55,767
Accumulated deficit			$(246,784)	$(201,472)
Total stockholders' equity			$110,169	$150,642
Working capital (1)			$108,311	$146,255
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(1) We define working capital as current assets less current liabilities.